Exhibit 99.1

HFF, Inc. reports first quarter 2017 financial and transaction production results

DALLAS, TX — April 26, 2017 — HFF, Inc. (NYSE: HF) (the Company or HFF) reported today its financial and production volume results for the first quarter of 2017. Based on transaction volume, HFF is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector.

First Quarter 2017 Highlights

•	Revenue was $138.8 million, an 18.1% increase year-over-year.

•	Net income was $19.7 million, as compared to $13.9 million in the prior year period.

•	Net income per diluted share was $0.50, as compared to $0.36 in the prior year period.

•	Adjusted EBITDA was $32.5 million versus $24.7 million in the prior year period.

“We are pleased with the Company’s first quarter 2017 results. Increased volumes across our business lines drove revenue growth and higher margins. We believe the combination of our unique partnership culture, the synergies and diversification afforded by our capital markets centric business model, our strong balance sheet, and the strategic investments we are making will continue to enable us to add value and provide best in class services to our clients while positioning the Company for future growth,” said Mark Gibson, chief executive officer of HFF.

Results for the First Quarter Ended March 31, 2017

The Company’s revenues grew 18.1% to $138.8 million for the first quarter of 2017, which represents an increase of $21.3 million compared to the first quarter of 2016. The Company generated operating income of $20.8 million during the first quarter of 2017, an increase of $4.0 million, or 24.0% when compared to the first quarter of 2016. This increase in operating income is primarily due to the 18.1% increase in revenues which was partially offset by i) increases in the Company’s compensation-related costs and other expenses associated with the net growth in headcount of 90 associates during the last twelve months, (ii) an increase in non-cash stock compensation and (iii) increases in other operating expenses due to the growth in transactional activity and the increase in headcount.

HFF reports first quarter 2017 financial results

Interest and other income, net, grew 70.9% to $10.8 million in the first quarter of 2017, compared to $6.3 million in the first quarter of 2016. This increase is primarily a result of higher income from the valuation of the Company’s mortgage servicing rights and other agency-related income.

The Company reported net income for the quarter ended March 31, 2017 of $19.7 million, an increase of approximately $5.8 million, or 41.7%, when compared to net income of $13.9 million for the quarter ended March 31, 2016. For the quarter ended March 31, 2017, net income per diluted share was $0.50 compared to $0.36 for the first quarter of 2016.

Adjusted EBITDA (a non-GAAP measure whose reconciliation to net income can be found within this release) for the first quarter of 2017 grew 31.3% to $32.5 million, compared to $24.7 million in the first quarter of 2016. The Adjusted EBITDA margin for the first quarter of 2017 was 23.4%, a 240 basis point improvement compared to the Adjusted EBITDA margin of 21.0% in the first quarter of 2016.

HFF reports first quarter 2017 financial results

HFF, Inc.

Consolidated Operating Results

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended Mar. 31,
	2017	2016
Revenue	$138,806	$117,530

Operating expenses:
Cost of services	80,131	68,502
Operating, administrative and other	34,244	29,618
Depreciation and amortization	3,667	2,669

Total expenses	118,042	100,789

Operating income	20,764	16,741

Interest and other income, net	10,794	6,317
Interest expense	(7)	(13)
(Increase) decrease in payable under the tax receivable agreement	—	—

Income before income taxes	31,551	23,045

Income tax expense	11,895	9,169

Net income	$19,656	$13,876

Earnings per share — basic	$0.51	$0.36
Earnings per share — diluted	$0.50	$0.36
Weighted average shares outstanding — basic	38,538,641	38,166,836
Weighted average shares outstanding — diluted	39,166,361	38,373,929

Adjusted EBITDA	$32,457	$24,716

Production Volume and Loan Servicing Summary

The reported volume data presented below (provided for informational purposes only) is estimated based on the Company’s internal database.

HFF reports first quarter 2017 financial results

First Quarter Production Volume Results

Unaudited Production Volume by Platform

(dollars in thousands)

	For the Three Months Ended March 31,
By Platform	2017		2016		Change
	Production Volume	# of Trans.	Production Volume	# of Trans.	Production Volume	% chg.	# of Trans.	% chg.
Debt Placement	$11,111,824	328	$9,508,547	299	$1,603,277	16.9%	29	9.7%
Investment Sales	8,645,335	176	8,221,838	175	423,497	5.2%	1	0.6%
Equity Placement	1,283,413	25	633,276	35	650,137	102.7%	(10)	-28.6%
Loan Sales	14,275	1	290,447	5	(276,172)	-95.1%	(4)	-80.0%

Total Transaction Volume	$21,054,847	530	$18,654,108	514	$2,400,739	12.9%	16	3.1%

Average Transaction Size	$39,726		$36,292		$3,434	9.5%

	Fund/Loan Balance	# of Loans	Fund/Loan Balance	# of Loans	Fund/Loan Balance	% chg.	# of Loans	% chg.
Private Equity Discretionary Funds	$2,005,300		$3,369,300		$(1,364,000)	-40.5%
Loan Servicing Portfolio Balance	$60,704,650	2,812	$51,591,589	2,691	$9,113,061	17.7%	121	4.5%

Production volumes for the first quarter of 2017 totaled approximately $21.1 billion on 530 transactions representing a 12.9% increase in production volume and a 3.1% increase in the number of transactions when compared to the production volumes of approximately $18.7 billion on 514 transactions for the first quarter of 2016. The average transaction size for the first quarter of 2017 was $39.7 million, which is approximately 9.5% higher than the comparable figure of approximately $36.3 million for the first quarter of 2016.

•	Debt Placement production volume was approximately $11.1 billion in the first quarter of 2017, representing an increase of 16.9% from the first quarter of 2016 volume of approximately $9.5 billion.

•	Investment Sales production volume was up 5.2% to approximately $8.6 billion in the first quarter of 2017 from the first quarter of 2016 volume of approximately $8.2 billion.

•	Equity Placement production volume was approximately $1.3 billion in the first quarter of 2017, an increase of 102.7% over the first quarter of 2016 volume of approximately $633.3 million.

•	Loan Sales production volume was approximately $14.3 million for the first quarter of 2017, a decrease of 95.1% from the $290.4 million of volume in first quarter 2016.

HFF reports first quarter 2017 financial results

•	At the end of the first quarter of 2017, the amount of active private equity discretionary fund transactions on which HFF Securities has been engaged was approximately $2.0 billion compared to approximately $3.4 billion at the end of the first quarter of 2016, representing a 40.5% decrease.

•	The principal balance of the Company’s Loan Servicing portfolio reached $60.7 billion at the end of the first quarter of 2017, representing an increase of approximately $9.1 billion, or 17.7%, from $51.6 billion at the end of the first quarter of 2016.

Employment Comments

Consistent with its strategic growth initiatives, the Company continued to expand its total employment and production ranks to the highest levels since the Company went public in January 2007. The Company’s total employment reached 924 associates as of March 31, 2017, which represents a net increase of 90, or 10.8%, over the comparable total of 834 associates as of March 31, 2016. HFF’s total number of transaction professionals was 345 as of March 31, 2017, which represents a net increase of 42, or 13.9% over the comparable total of 303 transaction professionals as of March 31, 2016. Over the past twelve months, the Company continued to add transaction professionals to existing lines of business and product specialties through the promotion and recruitment of associates in 18 of the Company’s 24 offices.

Dividends

On January 24, 2017, the Company’s Board of Directors declared a special cash dividend of $1.57 per common share. The dividend was paid on February 21, 2017 to shareholders of record on February 9, 2017. The aggregate dividend payment totaled approximately $60.0 million.

Non-GAAP Financial Measures

This earnings press release contains a non-GAAP measure, Adjusted EBITDA, which as calculated by the Company is not necessarily comparable to similarly-titled measures reported by other companies. Additionally, Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA with net income, see the section of this press release titled “Adjusted EBITDA Reconciliation.”

HFF reports first quarter 2017 financial results

Earnings Conference Call

The Company’s management will hold a conference call to discuss first quarter 2017 financial results on April 26, 2017 at 6:00 p.m. Eastern Time. To listen, participants should dial 844-420-8188- (U.S. callers) or 478-219-0768 (international callers) approximately 10 minutes prior to the start of the call and enter participant code 2514042. A replay will become available after 9:00 p.m. Eastern Time on April 26, 2017 and will continue through May 3, 2017, by dialing 855-859-2056 (U.S. callers) or 404-537-3406 (international callers) and entering participant code 2514042.

The live broadcast of the Company’s quarterly conference call will be available online on the HFF website at www.hfflp.com on April 26, 2017 beginning at 6:00 p.m. Eastern Time. A recording of the broadcast will be available for replay on the Company’s website for one year. Related presentation materials will be posted to the “Investor Relations” section of the Company’s website prior to the call. The presentation materials will be available in Adobe Acrobat format.

About HFF, Inc.

Through its subsidiaries, Holliday Fenoglio Fowler, L.P., HFF Real Estate Limited, HFF Securities L.P. and HFF Securities Limited, HFF operates out of 24 offices and is one of the leading and largest full-service commercial real estate financial intermediaries, providing commercial real estate and capital markets services to both the consumers and providers of capital in the commercial real estate sector. The Company offers clients a fully-integrated capital markets platform including debt placement, investment sales, equity placement, funds marketing, M&A and corporate advisory, loan sales and commercial loan servicing.

Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the recent conditions in the global markets and, in particular, the U.S. debt

HFF reports first quarter 2017 financial results

markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture; (4) competitive pressures; (5) the Company’s ability to integrate and sustain its growth; and (6) other factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.

Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

HFF, Inc.

Consolidated Balance Sheets

(dollars in thousands)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$175,783	$235,582
Accounts receivable, receivable from affiliate and prepaids	16,152	16,213
Mortgage notes receivable	844,426	290,933
Property, plant and equipment, net	15,508	15,837
Deferred tax asset, net	102,388	112,557
Intangible assets, net	49,642	40,426
Other noncurrent assets	7,377	5,111

Total assets	$1,211,276	$716,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Warehouse line of credit	$841,626	$290,980
Accrued compensation, accounts payable and other current liabilities	48,739	65,553
Long-term debt (includes current portion)	570	707
Deferred rent credit and other liabilities	11,355	11,485
Payable under the tax receivable agreement	111,392	111,392

Total liabilities	1,013,682	480,117
Class A Common Stock, par value $0.01 per share, 175,000,000 shares authorized, 38,489,392 and 38,091,123 shares outstanding, respectively	387	385
Additional paid in capital	131,037	132,513
Accumulated other comprehensive income, net of taxes	(2)	—
Treasury stock	(5,088)	(11,477)
Retained earnings	71,260	115,121

Total equity	197,594	236,542

Total liabilities and stockholders’ equity	$1,211,276	$716,659

Adjusted EBITDA Reconciliation

The Company defines Adjusted EBITDA as net income before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, which is a non-cash

HFF reports first quarter 2017 financial results

charge, (v) income recognized on the initial recording of mortgage servicing rights that are acquired with no initial consideration and the inherent value of servicing rights, which are non-cash income amounts and (vi) the increase (decrease) in payable under the tax receivable agreement, which represents changes in a liability recorded on the Company’s consolidated balance sheet determined by the ongoing remeasurement of related deferred tax assets and, therefore, can be income or expense in the Company’s consolidated statement of income in any individual period. The Company uses Adjusted EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company finds Adjusted EBITDA to be a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes, including the Company’s tax receivable agreement. Note that the Company classifies the interest expense on its warehouse lines of credit as an operating expense and, accordingly, it is not eliminated from net income in determining Adjusted EBITDA. Some of the items that the Company has eliminated from net income in determining Adjusted EBITDA are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs.

Any measure that eliminates components of the Company’s capital structure and costs associated with the Company’s operations has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

HFF reports first quarter 2017 financial results

Set forth below is an unaudited reconciliation of consolidated net income to Adjusted EBITDA for the Company for the three months ended March 31, 2017 and 2016:

Adjusted EBITDA for the Company is calculated as follows:

(dollars in thousands)

	For the Three Months Ended March 31,
	2017	2016
Net income	$19,656	$13,876
Add:
Interest expense	7	13
Income tax expense	11,895	9,169
Depreciation and amortization	3,667	2,669
Stock-based compensation (a)	3,906	2,839
Valuation of mortgage servicing rights	(6,674)	(3,850)
Increase (decrease) in payable under the tax receivable agreement	—	—

Adjusted EBITDA	$32,457	$24,716

(a) Amounts do not reflect expense associated with the stock component of estimated incentive payouts under the Company’s firm profit participation plan, office profit participation plans and executive bonus plan that are anticipated to be paid in respect of the applicable year. Such expense is recorded as incentive compensation expense within personnel expenses in the Company’s consolidated statements of income during the year to which the expense relates. Following the award, if any, of the related incentive payout, the stock component expense is reclassified as stock compensation costs within personnel expenses. See Note 2 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2017 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its firm profit participation plan, office profit participation plans and executive bonus plan. See Note 3 to the Company’s consolidated financial statements included in the quarterly report on Form 10-Q for the three months ended March 31, 2017 to be filed with the Securities and Exchange Commission for further information regarding the Company’s accounting policies relating to its stock compensation.

HFF reports first quarter 2017 financial results

Contacts:

GREGORY R. CONLEY

Chief Financial Officer

(412) 281-8714

gconley@hfflp.com

MYRA F. MOREN

Managing Director, Investor Relations

(713) 852-3500

mmoren@hfflp.com

###